UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 10, 2009

CORNERSTONE CORE PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On March 10, 2009, we entered into an amendment to our advisory agreement to revise the timing and method of payment of the subordinated performance fee due to the advisor upon termination of the advisory agreement.  Pursuant to the amendment, upon termination of the advisor, the subordinated performance fee will be paid in the form of a non-interest bearing promissory note.  Payment of the note will be deferred until we receive net proceeds from property sales.  If the promissory note has not been paid in full within five years from the termination of the advisor, then the advisor may elect to convert the balance of the fee into shares of our common stock.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Advisory Agreement between Cornerstone Core Properties REIT, Inc. and Cornerstone Realty Advisors, dated as of March 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated: March 16, 2009